Exhibit 99.1

The Meet Group Announces Closing of Acquisition
by eharmony Parent Company Parship Group
Combined Company, ParshipMeet Group, Adds Industry-Leading Livestreaming Capabilities at a Time of Surging Global Demand for Video Dating

NEW HOPE, Pa., September 4, 2020 - The Meet Group, Inc., a leading provider of interactive dating solutions, has announced the completion of its previously announced acquisition by the parent company of eharmony. In connection with the transaction, a new parent company, ParshipMeet Group, was created to manage two subsidiaries: The Meet Group and Parship Group. ParshipMeet Group now owns and operates The Meet Group’s dating apps MeetMe, LOVOO, Tagged, Skout, and GROWLr, as well as Parship Group’s matchmaking brands eharmony, Parship, and ElitePartner, creating a diversified international market leader in online dating.

The combined company brings together two leading dating businesses with complementary strengths and unique product offerings in their respective highly attractive market segments while broadening their international footprints. The Meet Group’s dating brands focus on community while bringing social entertainment to dating, monetizing largely through livestreaming video. Parship Group’s international brands constitute a market leader in the matchmaking space, focused on serious relationships and compatible connections, monetizing largely through subscription.

The all-cash transaction for $6.30 per fully diluted share represents an enterprise value of approximately $500 million.

“We are thrilled to combine with a globally leading matchmaking company,” said Geoff Cook, Chief Executive Officer of The Meet Group. “We believe this deal will help define the future of dating. We will continue to focus on the same three pillars which have contributed to our success: building the best dating features in the world for our engaged community, investing in livestreaming content and innovation, and discovering sensible opportunities to expand and grow – both organically and through strategic relationships, including our video-platform-as-a-service offering,” Cook said.

The Meet Group is one of the largest providers of livestreaming dating games in the world. Over 195,000 dating games are played each day across The Meet Group’s apps, an increase of 104% since the declaration of a global pandemic in March. During the same period, the total time spent on the Company’s livestreaming dating platform increased by 38% to 37.9 million minutes a day, with each participating member spending nearly 30 minutes a day on average either streaming or viewing.

“The Meet Group’s livestreaming video platform is unique and well positioned for a post-pandemic world where video becomes a critical part of finding and screening first dates,” said Tim Schiffers, CEO of ParshipMeet Group. “By combining The Meet Group’s assets with Parship Group’s strengths, we’ve created a global dating leader and one of the most diversified portfolios of dating brands in the world. We now combine large freemium dating services monetizing via video, in-app-purchases, and advertising with leading matchmaking brands in the world, monetizing via subscription. We see significant potential to further the growth of The Meet Group’s video platform-as-a-service products, as well opportunities for knowledge-sharing and cross-selling. We expect to continue our strong growth trajectory over the coming years and will continue to evaluate a range of options to support our growth initiatives.”

ParshipMeet Group is jointly owned by ProSiebenSat.1, a leading free-to-air TV broadcaster and video entertainment company in the German-speaking markets and one of the most diversified media companies in Europe, and General Atlantic, a leading globalgrowth equity firm providing capital and strategic support for growth companies.

ParshipMeet Group
ParshipMeet Group is an international market leader in online dating. With its uniquely diverse business approach, the company covers the whole spectrum of the online dating market, ranging from social dating with a strong entertainment component based on live video streaming, to serious matchmaking. ParshipMeet Group’s brand portfolio consists of internationally successful and established brands with complementary strengths. Social dating and entertainment apps MeetMe, Skout, Tagged, GROWLr, and LOVOO focus on social connections, entertainment, and community. Matchmaking services such as eharmony or European-based Parship use scientific methods to help people find their partner for a compatible, happy long-term relationship. Headquartered in Hamburg, Germany, the company currently employs a workforce of more than 1,100 in eight offices worldwide.
www.parshipmeet.com

The Meet Group
The Meet Group is a leading provider of interactive dating solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables our global community to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe®, LOVOO®, Skout®, Tagged® and GROWLr®, deliver live interactions and meaningful connections to millions of daters daily. Headquartered in New Hope, PA, we have offices in Philadelphia, Dresden, and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Parship Group
The Parship Group is a leading provider of online matchmaking services. The well-known international brands Parship, ElitePartner and eharmony belong to the group. All three services use scientific methods to successfully support singles in finding meaningful relationships that enrich their lives. Both Parship and eharmony are pioneers in using scientific methods to create highly compatible relationships. California-based eharmony was founded in 2000 and operates in the United States, Canada, the United Kingdom and Australia. Parship invented scientific matchmaking in Europe in 2001 and today offers its service in the German-speaking world and the Benelux countries. Since 2004, ElitePartner is the premium partner agency for sophisticated singles, operating in the DACH-region. Currently, the Parship Group employs over 300 colleagues in Hamburg / Germany (headquarters), Los Angeles, London and Amsterdam. https://www.parshipgroup.com/

ProSiebenSat.1 Group
ProSiebenSat.1 combines leading entertainment brands with a successful production business and a strong commerce and online dating portfolio and is thus one of the most diversified media companies in Europe. We want to offer great entertainment – whenever, wherever and on any device. We can address over 45 million TV households in Germany, Austria and Switzerland with our 15 free and pay TV channels. At the same time, we reach around 36 million unique users every month with online offerings marketed by ProSiebenSat.1.

Successful formats like “The Masked Singer”, “Germany’s next Topmodel”, and “Beat the Channel” as well as top-notch stars like Heidi Klum, or Dwayne Johnson belong to our family. Shows like “Bosch”, “Married at First Sight”, or “Queen of Drags” are created within our production and distribution business Red Arrow Studios. Our global digital studio Studio71 achieves over 9.9 billion monthly video views and operates more than 1,400 web channels.

At the same time, we use our expertise in brand building for our commerce and online dating pillars: NuCom Group is a fast-growing e-commerce player with leading portfolio companies in the areas of consumer advice, experiences and beauty & lifestyle. With ParshipMeet Group, we have created a leading global platform in the online dating segment and have underlined our position as a strong growth partner for digital companies.

ProSiebenSat.1 are around 7,000 passionate creators that love to entertain and delight our viewers and consumers each day. https://prosiebensat1.com/

General Atlantic
General Atlantic is a leading global growth equity firm providing capital and strategic support for growth companies. Established in 1980, General Atlantic combines a collaborative global approach, sector specific expertise, a long-term investment horizon and a deep understanding of growth drivers to partner with great entrepreneurs and management teams to build exceptional businesses worldwide. General Atlantic has more than 150 investment professionals based in New York, Amsterdam, Beijing, Greenwich, Hong Kong, Jakarta, London, Mexico City, Mumbai, Munich, Palo Alto, São Paulo, Shanghai, and Singapore. For more information on General Atlantic, please visit the website: www.generalatlantic.com.

Investor Contact:
Leslie Arena / larena@themeetgroup.com
(267) 714-6418

Media Contact:
Brandyn Bissinger / bbissinger@themeetgroup.com
(267) 446-7010